Exhibit 99.1

Landmark Infrastructure Partners LP Reports Third Quarter Results

El Segundo, California, November 5, 2021 (GLOBE NEWSWIRE) - Landmark Infrastructure Partners LP (“Landmark,” the “Partnership,” “we,” “us” or “our”) (Nasdaq: LMRK) today announced its third quarter financial results.

Highlights

•	Rental revenue of $17.4 million, a 22% increase year-over-year;
•	Net loss attributable to common unitholders of $0.04 and Funds From Operations (FFO) of $0.19 per diluted unit;
•	Adjusted Funds From Operations (AFFO) of $0.37 per diluted unit, a 19% increase year-over-year;
•

On August 21st, the Partnership entered into a definitive agreement under which it will be acquired by its sponsor, Landmark Dividend LLC, with public unitholders receiving $16.50 in cash for each common unit owned;

•	On October 13th, the Partnership issued $172.5 million of secured notes at a rate of 3.722%;
•	As of September 30th, 269 digital kiosks deployed within the Dallas Area Rapid Transit (“DART”) network; and
•	A quarterly distribution of $0.20 per common unit.

Third Quarter 2021 Results

Rental revenue for the quarter ended September 30, 2021 was $17.4 million, an increase of 22% compared to the third quarter of 2020.  Net loss attributable to common unitholders per diluted unit in the third quarter of 2021 was $0.04, compared to net income attributable to common unitholders per diluted unit of $0.10 in the third quarter of 2020.  FFO for the third quarter of 2021 was $0.19 per diluted unit, compared to $0.29 in the third quarter of 2020.  The decline in FFO in the third quarter of 2021 compared to the third quarter of 2020 was primarily driven by costs associated with the LMRK take-private transaction, which are included in transaction-related expenses.  AFFO per diluted unit, which excludes certain items including unrealized gains and losses on our interest rate hedges, foreign currency transaction gains and losses and transaction-related expenses, was $0.37 in the third quarter of 2021 compared to $0.31 in the third quarter of 2020.

For the nine months ended September 30, 2021, the Partnership reported rental revenue of $52.3 million compared to $41.9 million during the nine months ended September 30, 2020.  For the nine months ended September 30, 2021, we generated net income of $13.6 million compared to $22.9 million during the nine months ended September 30, 2020.  Net income attributable to common unitholders for the nine months ended September 30, 2021 was $0.16 per diluted unit compared to $0.53 per diluted unit for the nine months ended September 30, 2020.  For the nine months ended September 30, 2021, we generated FFO of $0.90 per diluted unit and AFFO of $1.11 per diluted unit, compared to FFO of $0.49 per diluted unit and AFFO of $0.98 per diluted unit during the nine months ended September 30, 2020.

“Our operating and financial results were solid again in the third quarter,” said Tim Brazy, Chief Executive Officer of the Partnership’s general partner.  “Strong year-over-year growth in AFFO was driven by organic growth within our portfolio and the opportunistic acquisitions we completed in the second-half of 2020.”

Quarterly Distributions

On October 22, 2021, the Board of Directors of the Partnership’s general partner declared a distribution of $0.20 per common unit, or $0.80 per common unit on an annualized basis, for the quarter ended September 30, 2021.  The distribution is payable on November 12, 2021 to common unitholders of record as of November 2, 2021.

On October 21, 2021, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.4375 per Series C preferred unit, which is payable on November 15, 2021 to Series C preferred unitholders of record as of November 1, 2021.

On October 21, 2021, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.49375 per Series B preferred unit, which is payable on November 15, 2021 to Series B preferred unitholders of record as of November 1, 2021.

On September 20, 2021, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.5000 per Series A preferred unit, which was paid on October 15, 2021 to Series A preferred unitholders of record as of October 1, 2021.

Capital and Liquidity

As of September 30, 2021, the Partnership had $223.2 million of outstanding borrowings under its revolving credit facility (the “Facility”), and approximately $226.8 million of undrawn borrowing capacity under the Facility, subject to compliance with certain covenants.

Recent Acquisitions

Year-to-date through September 30, 2021, the Partnership acquired a total of ten assets for total consideration of approximately $2.2 million.

General and Administrative Reimbursement Agreement Expiration

Under the second amendment to our Omnibus Agreement, dated as of January 30, 2019, among other things, the Partnership is required to reimburse our general partner and its affiliates for expenses related to certain general and administrative services that our sponsor provides to us in support of our business, subject to a quarterly cap of 3% of the Partnership’s consolidated revenue during the current calendar quarter. The cap on expense reimbursement will last until the earlier of: (i) the date on which the Partnership’s consolidated revenue for the immediately preceding four consecutive fiscal quarters (in the aggregate) exceeds $120,000,000 and (ii) November 19, 2021. Our sponsor has informed us that it intends to let the cap expire on November 19, 2021 and will seek reimbursement for costs and expenses it incurs for services provided to the Partnership.

Conference Call Information

The Partnership will hold a conference call on Friday, November 5, 2021, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its third quarter 2021 financial and operating results.  The conference call will be limited to management’s prepared remarks, with no question-and-answer session following the remarks, and can be accessed via a live webcast at https://edge.media-server.com/mmc/p/onuxi68q, or by dialing 877-930-8063 in the U.S. and Canada.  Investors outside of the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 1849998.

A webcast replay will be available approximately two hours after the completion of the conference call through November 5, 2022 at https://edge.media-server.com/mmc/p/onuxi68q.  The replay is also available through November 14, 2021 by dialing 855-859-2056 or 404-537-3406 and entering the access code 1849998.

About Landmark Infrastructure Partners LP

The Partnership owns and manages a portfolio of real property interests and infrastructure assets that the Partnership leases to companies in the wireless communication, digital infrastructure, outdoor advertising and renewable power generation industries.

Non-GAAP Financial Measures

FFO, is a non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trust (“NAREIT”).  FFO represents net income (loss) excluding real estate related depreciation and amortization expense, real estate related impairment charges, gains (or losses) on real estate transactions, adjustments for unconsolidated joint venture, and distributions to preferred unitholders and noncontrolling interests.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies.  FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the Partnership's performance or to cash flow as a measure of liquidity or ability to make distributions.  Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure.  The Partnership's computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

Adjusted Funds from Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry.  AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP.  AFFO should not be considered an alternative to net earnings, as an indication of the Partnership’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the Partnership's performance.  The Partnership’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs.  We calculate AFFO by starting with FFO and adjusting for general and administrative expense reimbursement, transaction-related expenses, unrealized gain (loss) on derivatives, straight line rent adjustments, unit-based compensation, amortization of deferred loan costs and discount on secured notes, deferred income tax expense, amortization of above and below market rents, loss on early extinguishment of debt, repayments of receivables, adjustments for investment in unconsolidated joint venture, adjustments for drop-down assets and foreign currency transaction gain (loss).  The GAAP measures most directly comparable to FFO and AFFO is net income.

We define EBITDA as net income before interest expense, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before unrealized and realized gain or loss on derivatives, loss on early extinguishment of debt, gain or loss on sale of real property interests, straight line rent adjustments, amortization of above and below market rents, impairments, transaction-related expenses, unit-based compensation, repayments of investments in receivables, foreign currency transaction gain (loss), adjustments for investment in unconsolidated joint venture and the capital contribution to fund our general and administrative expense reimbursement.  We believe that to understand our performance further, EBITDA and Adjusted EBITDA should be compared with our reported net income (loss) and net cash provided by operating activities in accordance with GAAP, as presented in our consolidated financial statements.

EBITDA and Adjusted EBITDA are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA and Adjusted EBITDA provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA and Adjusted EBITDA are net income (loss) and net cash provided by operating activities.  EBITDA and Adjusted EBITDA should not be considered as an alternative to GAAP net income (loss), net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA and Adjusted EBITDA has important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA and Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP.  As a result, because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, EBITDA and Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.  For a reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA and Adjusted EBITDA” table below.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including the Partnership’s annual report on Form 10-K for the year ended December 31, 2020 and Current Report on Form 8-K filed with the Commission on February 24, 2021.  These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

CONTACT:	Marcelo Choi
Vice President, Investor Relations
(213) 788-4528
ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated Statements of Operations

In thousands, except per unit data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Rental revenue	$17,405	$14,228	$52,259	$41,893
Expenses
Property operating	1,188	360	2,966	1,223
General and administrative	1,483	768	3,915	3,479
Transaction-related	3,295	—	3,421	91
Depreciation and amortization	5,079	3,808	14,871	11,711
Impairments	8	16	35	200
Total expenses	11,053	4,952	25,208	16,704
Other income and expenses
Interest and other income	102	46	331	317
Interest expense	(4,962)	(4,068)	(14,830)	(12,759)
Loss on early extinguishment of debt	—	—	—	(2,231)
Unrealized gain (loss) on derivatives	194	154	1,511	(6,530)
Equity income (loss) from unconsolidated joint venture	329	248	(761)	1,085
Gain on sale of real property interests	79	—	189	—
Total other income and expenses	(4,258)	(3,620)	(13,560)	(20,118)
Income from continuing operations before income tax benefit	2,094	5,656	13,491	5,071
Income tax benefit	(80)	(173)	(80)	(508)
Income from continuing operations	2,174	5,829	13,571	5,579
Income (loss) from discontinued operations, net of tax	—	(171)	—	17,340
Net income	2,174	5,658	13,571	22,919
Less: Net income attributable to noncontrolling interests	8	8	24	24
Net income attributable to limited partners	2,166	5,650	13,547	22,895
Less: Distributions to preferred unitholders	(3,060)	(3,055)	(9,180)	(9,152)
Less: Accretion of Series C preferred units	(96)	(96)	(286)	(289)
Net (loss) income attributable to common unitholders	$(990)	$2,499	$4,081	$13,454
Income (loss) from continuing operations per common unit
Common units – basic	$(0.04)	$0.10	$0.16	$(0.15)
Common units – diluted	$(0.04)	$0.10	$0.16	$(0.15)
Net income (loss) per common unit
Common units – basic	$(0.04)	$0.10	$0.16	$0.53
Common units – diluted	$(0.04)	$0.10	$0.16	$0.53
Weighted average common units outstanding
Common units – basic	25,489	25,478	25,489	25,472
Common units – diluted	25,489	25,478	25,489	25,472
Other Data
Total leased tenant sites (end of period)	2,028	1,841	2,028	1,841
Total available tenant sites (end of period)	2,136	1,952	2,136	1,952

Landmark Infrastructure Partners LP

Consolidated Balance Sheets

In thousands, except per unit data

(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Land	$117,556	$117,421
Real property interests	689,295	671,468
Construction in progress	40,043	44,787
Total land and real property interests	846,894	833,676
Accumulated depreciation and amortization of real property interests	(76,744)	(63,474)
Land and net real property interests	770,150	770,202
Investments in receivables, net	4,669	5,101
Investment in unconsolidated joint venture	58,456	60,880
Cash and cash equivalents	11,003	10,447
Restricted cash	3,360	3,195
Rent receivables	3,799	4,016
Due from Landmark and affiliates	1,843	1,337
Deferred loan costs, net	2,711	3,567
Deferred rent receivable	2,691	1,818
Derivative assets	345	—
Other intangible assets, net	17,718	19,417
Right-of-use asset, net	10,232	10,716
Other assets	4,176	4,082
Total assets	$891,153	$894,778
Liabilities and equity
Revolving credit facility	$223,200	$214,200
Secured notes, net	275,845	279,677
Accounts payable and accrued liabilities	7,984	6,732
Other intangible liabilities, net	5,054	6,081
Operating lease liability	8,563	8,818
Finance lease liability	70	—
Prepaid rent	6,266	4,446
Derivative liabilities	2,269	3,435
Total liabilities	529,251	523,389
Commitments and contingencies
Mezzanine equity
Series C cumulative redeemable convertible preferred units, 1,982,700 units issued and outstanding at September 30, 2021 and December 31, 2020, respectively	48,188	47,902
Equity
Series A cumulative redeemable preferred units, 1,788,843 units issued and outstanding at September 30, 2021 and December 31, 2020, respectively	41,850	41,850
Series B cumulative redeemable preferred units 2,628,932 units issued and outstanding at September 30, 2021 and December 31, 2020, respectively	63,014	63,014
Common units, 25,488,992 and 25,478,042 units issued and outstanding at September 30, 2021 and December 31, 2020, respectively	365,108	376,201
General Partner	(156,573)	(159,070)
Accumulated other comprehensive income	114	1,291
Total limited partners' equity	313,513	323,286
Noncontrolling interests	201	201
Total equity	313,714	323,487
Total liabilities, mezzanine equity and equity	$891,153	$894,778

Landmark Infrastructure Partners LP

Real Property Interest Table

		Available Tenant Sites (1)			Leased Tenant Sites
Real Property Interest	Number of Infrastructure Locations (1)	Number	Average Remaining Property Interest (Years)		Number	Average Remaining Lease Term (Years) (2)	Tenant Site Occupancy Rate (3)	Average Monthly Effective Rent Per Tenant Site (4)(5)	Quarterly Rental Revenue (6) (In thousands)	Percentage of Quarterly Rental Revenue (6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	693	896	75.4	(7)	843	34.1			$5,353	31%
Digital Infrastructure	1	1	99.0	(7)	1	7.9			450	3%
Outdoor Advertising	567	887	79.9	(7)	860	15.0			3,348	19%
Renewable Power Generation	15	47	28.4	(7)	47	33.1			372	2%
Subtotal	1,276	1,831	72.6	(7)	1,751	26.0			$9,523	55%
Tenant Lease Assignment only (8)
Wireless Communication	116	176	44.6		152	15.8			$1,055	6%
Outdoor Advertising	33	36	60.6		34	11.8			229	1%
Renewable Power Generation	6	6	45.8		6	23.7			58	—%
Subtotal	155	218	47.3		192	15.3			$1,342	7%
Tenant Lease on Fee Simple
Wireless Communication	18	29	99.0	(7)	27	25.8			$222	1%
Digital Infrastructure	13	13	99.0	(7)	13	23.6			4,454	25%
Outdoor Advertising	26	28	99.0	(7)	28	5.9			243	2%
Renewable Power Generation	14	17	99.0	(7)	17	27.7			1,621	10%
Subtotal	71	87	99.0	(7)	85	19.6			$6,540	38%
Total	1,502	2,136	68.1	(9)	2,028	24.5			$17,405	100%
Aggregate Portfolio
Wireless Communication	827	1,101	66.1		1,022	31.1	93%	$2,080	$6,630	38%
Digital Infrastructure	14	14	99.0		14	22.5	100%	116,439	4,904	28%
Outdoor Advertising	626	951	71.4		922	14.5	97%	1,954	3,820	22%
Renewable Power Generation	35	70	34.5		70	29.4	100%	9,767	2,051	12%
Total	1,502	2,136	68.1	(9)	2,028	24.5	95%	$3,250	$17,405	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, digital infrastructure, outdoor advertising, renewable power generation and total portfolio as of September 30, 2021 were 2.2, 8.6, 6.5, 16.1 and 4.2 years, respectively.

(3)	Represents the number of leased tenant sites divided by the number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended September 30, 2021. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 58 years.

Landmark Infrastructure Partners LP

Reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

In thousands, except per unit data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020 (1)	2021	2020 (1)
Net income	$2,174	$5,658	$13,571	$22,919
Adjustments:
Depreciation and amortization expense	5,079	3,808	14,871	12,247
Impairments	8	16	35	200
(Gain) loss on sale of real property interests, net of income taxes	(79)	215	(189)	(15,508)
Adjustments for investment in unconsolidated joint venture	705	742	3,730	1,825
Distributions to preferred unitholders	(3,060)	(3,055)	(9,180)	(9,152)
Distributions to noncontrolling interests	(8)	(8)	(24)	(24)
FFO attributable to common unitholders	$4,819	$7,376	$22,814	$12,507
Adjustments:
General and administrative expense reimbursement (2)	1,050	425	2,497	2,455
Transaction-related expenses	3,295	—	3,421	432
Unrealized (gain) loss on derivatives	(194)	(154)	(1,511)	8,329
Straight line rent adjustments	(192)	7	(614)	384
Unit-based compensation	—	—	120	120
Amortization of deferred loan costs and discount on secured notes	659	640	1,907	1,845
Amortization of above- and below-market rents, net	(238)	(245)	(708)	(726)
Deferred income tax benefit	(31)	(152)	(122)	(460)
Loss on early extinguishment of debt	—	—	—	2,231
Repayments of receivables	181	152	432	395
Adjustments for investment in unconsolidated joint venture	47	26	127	103
Foreign currency transaction gain	—	(86)	—	(2,721)
AFFO attributable to common unitholders	$9,396	$7,989	$28,363	$24,894

FFO per common unit - diluted	$0.19	$0.29	$0.90	$0.49
AFFO per common unit - diluted	$0.37	$0.31	$1.11	$0.98
Weighted average common units outstanding - diluted	25,489	25,478	25,489	25,472

(1)	Amounts include the effects that are reported in discontinued operations.
(2)

Under the omnibus agreement with Landmark, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to 3% of our revenue during the current calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeds $120 million and (ii) November 19, 2021. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reimbursed by Landmark and reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

Landmark Infrastructure Partners LP

Reconciliation of EBITDA and Adjusted EBITDA

In thousands

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020 (1)	2021	2020 (1)
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
Net income	$2,174	$5,658	$13,571	$22,919
Interest expense	4,962	4,068	14,830	13,400
Depreciation and amortization expense	5,079	3,808	14,871	12,247
Income tax expense	(80)	(131)	(80)	(28)
EBITDA	$12,135	$13,403	$43,192	$48,538
Impairments	8	16	35	200
Transaction-related	3,295	—	3,421	432
Unrealized (gain) loss on derivatives	(194)	(154)	(1,511)	8,329
Loss on early extinguishment of debt	—	—	—	2,231
(Gain) loss on sale of real property interests	(79)	215	(189)	(15,508)
Unit-based compensation	—	—	120	120
Straight line rent adjustments	(192)	7	(614)	384
Amortization of above- and below-market rents, net	(238)	(245)	(708)	(726)
Repayments of investments in receivables	181	152	432	395
Adjustments for investment in unconsolidated joint venture	1,397	1,430	5,801	3,920
Foreign currency transaction gain	—	(86)	—	(2,721)
Deemed capital contribution to fund general and administrative expense reimbursement(2)	1,050	425	2,497	2,455
Adjusted EBITDA	$17,363	$15,163	$52,476	$48,049
Reconciliation of EBITDA and Adjusted EBITDA to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$11,365	$11,886	$34,701	$31,982
Unit-based compensation	—	—	(120)	(120)
Unrealized gain (loss) on derivatives	194	154	1,511	(8,329)
Loss on early extinguishment of debt	—	—	—	(2,231)
Depreciation and amortization expense	(5,079)	(3,808)	(14,871)	(12,247)
Amortization of above- and below-market rents, net	238	245	708	726
Amortization of deferred loan costs and discount on secured notes	(659)	(640)	(1,907)	(1,845)
Impairments	(8)	(16)	(35)	(200)
Gain (loss) on sale of real property interests	79	(215)	189	15,508
Adjustment for uncollectible accounts	—	(45)	—	(195)
Equity income (loss) from unconsolidated joint venture	329	248	(761)	1,085
Distributions of earnings from unconsolidated joint venture	(1,184)	(726)	(1,663)	(1,651)
Foreign currency transaction gain	—	86	—	2,721
Working capital changes	(3,101)	(1,511)	(4,181)	(2,285)
Net income	$2,174	$5,658	$13,571	$22,919
Interest expense	4,962	4,068	14,830	13,400
Depreciation and amortization expense	5,079	3,808	14,871	12,247
Income tax benefit	(80)	(131)	(80)	(28)
EBITDA	$12,135	$13,403	$43,192	$48,538
Less:
Gain on sale of real property interests	(79)	—	(189)	(15,508)
Unrealized gain on derivatives	(194)	(154)	(1,511)	—
Straight line rent adjustment	(192)	—	(614)	—
Amortization of above- and below-market rents, net	(238)	(245)	(708)	(726)
Foreign currency transaction gain	—	(86)	—	(2,721)
Add:
Impairments	8	16	35	200
Transaction-related	3,295	—	3,421	432
Unrealized loss on derivatives	—	—	—	8,329
Loss on early extinguishment of debt	—	215	—	2,231
Unit-based compensation	—	—	120	120
Straight line rent adjustment	—	7	—	384
Repayments of investments in receivables	181	152	432	395
Adjustments for investment in unconsolidated joint venture	1,397	1,430	5,801	3,920
Deemed capital contribution to fund general and administrative expense reimbursement (2)	1,050	425	2,497	2,455
Adjusted EBITDA	$17,363	$15,163	$52,476	$48,049

(1)	Amounts include the effects that are reported in discontinued operations.
(2)

Under the omnibus agreement with Landmark, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to 3% of our revenue during the current calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $120 million and (ii) November 19, 2021. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reimbursed by Landmark and reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.